Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

(Section 906 of the Sarbanes — Oxley Act of 2002)

In connection with the filing by Five Star Quality Care, Inc. (the “Company”) of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President and Chief Executive Officer

/s/ Francis R. Murphy III
Francis R. Murphy III
Treasurer and Chief Financial Officer

Date:       November 4, 2009